Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

CITIBANK, N.A.

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF August 24, 2004

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A. Additional Custodians

Bank of New York	FICASH
FITERM

B. Special Subcustodian

Subcustodian	Purpose
Bank of New York	Variable Rate Demand Notes
Chemical Bank, N.A.	Variable Rate Demand Notes
Bankers Trust Company	Variable Rate Demand Notes
NCNB National Bank of North Carolina	Variable Rate Demand Notes
NationsBank of Virginia	Variable Rate Demand Notes

C. Foreign Subcustodians

Country	Subcustodian	Depositories

Argentina	Citibank, N.A.	Caja de Valores S.A. Banco Central/Central de Registracion y Liquidacion Argenclear (clearing only)
Australia	Citibank Pty Limited	Austraclear, Ltd. ASTC/CHESS
Austria	Citibank, N.A.	Oesterreichische Kontrolbank AG (OeKB)
Bangladesh	Standard Chartered Bank PLC
Belgium	Fortis Bank Citibank, N.A.	Euroclear National Bank of Belgium (NBB) Caisse Interprofessionnelle de Depots (CIK) LCH Clearnet, S.A. (CCP)
Bermuda	Bank of Bermuda
Botswana	Barclays Bank of Botswana Ltd.
Brazil	Citibank, N.A.	CBLC/ex-Calipsa (BVSPA Clearing House; incl. CLC) CETIP BACEN (central bank/SELIC) BM & F
Bulgaria	ING Bank N.V.
Canada	Citibank Canada	Canadian Depository for Securities Ltd.
Chile	Citibank, N.A.	Deposito Central de Valores SA (DCV)
China - Shanghai China - Shenzhen	Citibank, N.A.	China Sec. Depository & Clearing Corp/Shanghai Branch China Sec. Depository & Clearing Corp/Shenzhen Branch
Colombia	Cititrust Colombia S.A.	Deposito Central de Valores (DCV) Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Banco BCT SA
Croatia	Privredna Banka Zagreb Dd
Czech Republic	Citibank, A.S.	Central Securities Registry Czech National Bank Univyc
Denmark	Nordea Bank Denmark A/S
Egypt	Citibank, N.A.	Central Depository (Misr for Clearing, Settlement and Depository - depository only)
Estonia	Hansabank Ltd.
Finland	Nordea Bank Finland PLC
France	Citibank International Plc	Euroclear France Clearnet, S.A.
Germany	Citigroup Global Markets Deutschland AG & Co. KGaA	Clearstream Banking AG Eurex Clearing AG
Greece	Citibank International Plc.	Central Securities Depository SA (CSD) Bank of Greece/Securities
Hong Kong	Citibank, N.A.	Hong Kong Monetary Authority/CMU Hong Kong Securities Clearing Company/CCASS
Hungary	Citibank Rt.	Keler Rt. (Kozponti Ertektar 3s Elszamolohaz Rt.)
India	Citibank, N.A.

Bank of India Shareholding Ltd.

National Securities Clearing Corp Ltd

National Securities Depository Limited

Public Debt Office/RBI

Central Depository Services Limited

Clearing Corporation of India Limited

Indonesia	Citibank, N.A.	Kustodian Sentral Efek Indonesia (KSEI) BI/Scriptless Securities Settlement System
Ireland	Citibank International Plc
Israel	Bank Hapoalim
Italy	Citibank, N.A.	Monte Titoli (MT) Cassa di Compensazione e Garanzia
Japan	Citibank, N.A.	Bankof Japan (BOJ) JASDEC Japan Bond Settlement Network JDCC (JASDEC DVP Clearing Corp)
Jersey	Citibank, N.A.
Jordan	Arab Bank
Korea	Citibank, N.A.	Korea Securities Depository (KSD)
Latvia	Hansabanka
Lithuania	AB Bankas Hanas - LTB
Luxembourg	Citibank International plc	Clearstream Banking S.A.
Malaysia	Citibank Berhad	Bank Negara Malaysia (BNM) Malaysian Central Depository Sdn. Bhd. (MCD)
Mauritius	The Hongkong and Shanghai Banking Corporation, Ltd.
Mexico	Banco Nacional De Mexico (Banamex)	Indeval, S.A. de CV Contraparate Central de Valores (CCV) Asigna Settlement and Compensation
Morocco	Banque Commerciale du Maroc
Netherlands	Citibank International Plc.	Euroclear-Netherlands Euroclear-NIEC LCH Clearnet S.A.
New Zealand	Citibank Nominees (New Zealand) Limited	New Zealand Central Securities Depository Ltd
Norway	Nordea Bank Norge ASA
Pakistan	Citibank, N.A.	State Bank of Pakistan Central Depository Company of Pakistan (CDC)
Peru	Citibank del Peru, S.A.	CAVALI
Phillippines	Citibank, N.A.	Phillipine Depository and Trust Corp Bureau of Treasury
Poland	Bank Handlowy w Warsawie SA	National Depository for Securities (NDS) National Bank of Poland (NBP)
Portugal	Citibank International Plc	Interbolsa/Central de Valores
Puerto Rico	Citibank, N.A.
Romania	Citibank Romania S.A.	SNCDD/RASDAQ Depository/Settlement Bank BSE Depository/Settlement Bank
Russia	ZAO Citibank	The National Depository Centre (NDC) Vneshtorgbank Depository (VTB) Depository Clearing Company (DCC)
Singapore	Citibank, N.A.	Central Depository Pte. Ltd. Monetary Authority of Singapore
Slovak Republic	Ceskoslovenska Obchodna Banka, s.a.
Slovenia	Bank Austria Creditanstalt dd (BACA)
South Africa	FNB Corporate (Division of FirstRand Bank Ltd)
Spain	Citibank International Plc.	Servicio de Compensacion y LIquidacion de Valores (SCLV) Mercado Espanol de Futuros Financieros (MEFF) Iberclear
Sri Lanka	Citibank, N.A.	Central Depository
Sweden	Skandinaviska Enskilda Banken
Switzerland	Citibank, N.A.	SIS SegaInterSettle AG
Taiwan	Citibank, N.A.	Taiwan Securities Central Depository Co., Ltd.(TSCD) Central Bank of China/Central Gov't Sec Settlement System
Thailand	Citibank, N.A.	Thailand Securities Depository Company, Limited Central Bank: BATHNET
Turkey	Citibank, N.A.	Instanbul Stock Exchange Settlement/Custody Bank Central Bank of Turkey
Ukraine	ING Bank Ukraine
United Kingdom	Citibank, N.A.	CREST London Stock Exchange London Clearing House Virt-X
United States	Citibank	NY Federal Reserve (securities) DTC NSCC
Venezuela	Citibank, N.A.	Caja Venezolana de Valores CA (CVV) Central Bank
Zimbabwe	Barclays Bank of Zimbabwe
Euroclear
Clearstream

Each of the Investment Companies listed on
Appendix "A" to the Custodian Agreement,
on behalf of each of their respective portfolios

By: /s/John Costello
Name: John Costello Title: Assistant Treasurer

Citibank, N.A.

By: /s/Alfred F. Noll Name: Aldred F. Noll Title: Vice President